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                                                                      EXHIBIT 15

(BKD LLP LOGO)

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D. C. 20549

We are aware that our report dated November 2, 2005 on our review of the interim financial information of Blue Valley Ban Corp for the periods ended September 30, 2005 and 2004 and included in the Company's quarterly report on Form 10-Q for the quarter then ended is incorporated by reference in Registration Statement 333-46022. Pursuant to Rule 436(c) under the Securities Act of 1933, this report should not be considered part of the registration statement prepared or certified by us within the meaning of Sections 7 and 11 of that Act.


                                        /s/ BKD, LLP
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Kansas City, Missouri
November 7, 2005